EXHIBIT 23.2 CONSENT OF M&K CPAS, PLLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated February 21, 2017, of Viva Entertainment Group, Inc. relating to the audit of the financial statements for the period ending December 31, 2016 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 22, 2017